                                  SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

|X|  Preliminary Information Statement

|_| Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

|_|  Definitive Information Statement

                          Internet Sports Network, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies.

     --------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------
     5)   Total fee paid:

     --------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

          ---------------------------------------------------------------------
     2)   Form, schedule or registration statement no.:

          ---------------------------------------------------------------------
     3)   Filing party:

          ---------------------------------------------------------------------
     4)   Date filed:

          ---------------------------------------------------------------------

                          INTERNET SPORTS NETWORK, INC.
                       225 RICHMOND STREET WEST, SUITE 403
                                     TORONTO
                             ONTARIO, CANADA M5V 1W2

                        --------------------------------

                    NOTICE OF THE TAKING OF CORPORATE ACTION
                      BY WRITTEN CONSENT WITHOUT A MEETING

                         ------------------------------

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                                April [__], 2000

TO THE SHAREHOLDERS OF INTERNET SPORTS NETWORK, INC.

               This is to inform you that on February 23, 2000, the Board of Directors of Internet Sports Network, Inc. (the "Company") approved and recommended that the following amendments to the Company's Articles of Incorporation (the "Charter Amendments") be adopted:

               1. to increase the number of authorized shares of common stock, par value $.001 (the "Common Stock"), of the Company to 100,000,000 shares from 50,000,000 shares; and

               2. to authorize a class of preferred stock, par value $.001, of the Company, consisting of 20,000,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company's board of directors from time to time.

               On March 31, 2000, the holders of 55.7% of the outstanding shares of Common Stock executed a written consent adopting these Charter Amendments.

               Pursuant to the provisions of Florida law and the Company's Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Charter Amendments by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other shareholders. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action. This notice, which is being sent to all holders of record on March 31, 2000, is intended to serve as such notice under Florida law and as the Information Statement required by the Exchange Act.

                               Sincerely,

                               Andrew A. Defrancesco
                               Chairman of the Board and Chief Executive Officer

                          INTERNET SPORTS NETWORK, INC.
                       225 RICHMOND STREET WEST, SUITE 403
                                     TORONTO
                             ONTARIO, CANADA M5V 1W2

                        --------------------------------

                              INFORMATION STATEMENT

                        --------------------------------

               On February 23, 2000, the Board of Directors of Internet Sports Network, Inc. (the "Company") approved and recommended that the following amendments to the Company's Articles of Incorporation (the "Charter Amendments") be adopted:

               1. to increase the number of authorized shares of common stock, par value $.001 (the "Common Stock"), of the Company to 100,000,000 shares from 50,000,000 shares; and

               2. to authorize a class of preferred stock, par value $.001, of the Company, consisting of 20,000,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company's board of directors from time to time.

               On March 31, 2000, the holders of 55.7% of the outstanding shares of Common Stock executed a written consent adopting these Charter Amendments. As of the close of business on March 31, 2000, 24,513,751 shares of the Company's Common Stock were issued and outstanding.

               A copy of the Charter Amendments is attached hereto as Annex A, and incorporated herein by reference.

               The Board of Directors determined that the increase of Common Stock and the authorization of the "blank- check" Preferred Stock would allow the Company the ability to meet its future financing requirements and to utilize equity, rather than cash, to complete strategic acquisitions. In addition by authorizing the Board of Directors to issue various series of Preferred Stock without additional shareholder approval the Company will have flexibility to take advantage of financing opportunities in a competitive environment. The Board of Directors currently intends to authorize the creation of a Series A Convertible Preferred Stock upon the effectiveness of the Charter Amendments.

               This Information Statement is being mailed on or about April [ ], 2000 to holders of record of Common Stock at the close of business on March 31, 2000 pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C promulgated thereunder. The written consent of the majority of shareholders of the Company adopting the Charter Amendments will be effective on or about twenty (20) days following the mailing of this Information Statement.


                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

PROPOSALS AND BOARD RECOMMENDATION

               On February 23, 2000, the board of directors of the Company, believing it to be in the best interests of the Company and its shareholders, approved, and recommended that the shareholders of the Company approve, amendments to Article IV of the Company's Articles of Incorporation to (i) increase the number of authorized shares of Common Stock of the Company to 100,000,000 shares from 50,000,000 shares and (ii) authorize a new class of "blank check" preferred stock, par value $.001, consisting of 20,000,000 shares (collectively, the "Charter Amendments").

               (A)  INCREASE IN AUTHORIZED COMMON STOCK OF THE COMPANY

               The Company's Articles of Incorporation currently authorize the Company to issue up to 50,000,000 shares of Common Stock. As of March 31, 2000, the Company had issued and outstanding 24,513,751 shares of Common Stock and had reserved an additional 8,683,296 shares of Common Stock for issuance upon exercise of outstanding warrants and options of the Company and 2,003,967 shares of Common Stock for issuance under the Company's Convertible Notes.

               As a result, the number of authorized, non-designated shares of Common Stock available for issuance by the Company in the future has been greatly reduced, and the Company's flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been diminished. The board believes that by increasing the number of shares of authorized Common Stock to 100,000,000 shares from 50,000,000 shares, the Company will maintain its ability to take such actions.

               (B)  AUTHORIZATION OF "BLANK CHECK" PREFERRED STOCK

               The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the board of directors of a company. Upon effectiveness of the Charter Amendments, the board of directors of the Company will be entitled to authorize the designation and issuance of up to 20,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the board's sole discretion, with no further authorization by shareholders required for the creation and issuance thereof. The board of directors believes that having such blank check Preferred Stock available for, among other things, the proposed financing transaction described below, as well as possible issuances in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or businesses, and otherwise, is in the best interest of the Company and its shareholders.

APPROVAL BY SHAREHOLDERS

               As of March 31, 2000, the Company had 24,513,751 shares of its Common Stock issued and outstanding. As of this same date, shareholders representing 13,655,021 shares, 55.7% of the issued and outstanding shares of Common Stock, approved the proposals to amend the Company's Articles of Incorporation to (i) increase the number of authorized shares of Common Stock of the Company to 100,000,000 shares from 50,000,000 shares and (ii) authorize a new class of "blank check" preferred stock, par value $.001, consisting of 20,000,000 shares. The full text of the Charter Amendments in included as Annex A of this Information Statement.

               Pursuant to the provisions of Florida law and the Company's Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Charter Amendments by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other shareholders. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action. This notice, which is being sent to all holders of record on March 31, 2000, is intended to serve as such notice under Florida law and as the Information Statement required by the Exchange Act.

               The Company anticipates that the Charter Amendments will be effective 20 days after the mailing of this Information Statement, May __, 2000 or shortly thereafter.

                            DESCRIPTION OF SECURITIES

DESCRIPTION OF COMMON STOCK

                  After adoption of the Charter Amendments, the Company's Articles of Incorporation will authorize the issuance of 100,000,000 shares of common stock, $.001 par value per share, of which 24,513,751 shares were outstanding at March 31, 2000. All of the outstanding shares of Common Stock are fully paid and non-assessable.

                  VOTING RIGHTS. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders.

                  DIVIDENDS; LIQUIDATION. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available therefor. The Company does not currently anticipate paying any dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

                  OTHER. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. However, SportsLine has been granted certain pre-emptive rights in connection with their purchase of the Convertible Notes.

                  TRANSFER AGENT. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent for its Common Stock is Interwest Transfer Company, whose address is 1981 E. Murray Holiday Road, Salt Lake City, UT 84117.

                  REGISTRATION RIGHTS. The Company has currently granted piggyback registration rights with respect to approximately 8,683,296 shares of its Common Stock issuable pursuant to outstanding options and warrants. The Company has also entered into an Registration Rights Agreement with respect to approximately 4,098,742 shares of Common Stock issued or issuable to SportsLine and 5,158,625 restricted shares of Common Stock issued in reliance of Regulation S in 1999. In addition, in connection with the Proposed Transaction the Company may enter into an registration rights agreement obligating the Company to register the resale of any shares of Common Stock received upon conversion.

DESCRIPTION OF PREFERRED STOCK

                  After adoption of the Charter Amendments, the Company's Articles of Incorporation will authorize the issuance of up to 20,000,000 shares of preferred stock, par value $.001 per share in one or more series with such limitations and restrictions as may be determined in the board's sole discretion, with no further authorization by shareholders required for the creation and issuance thereof.

                  Shares of Preferred Stock will be registered on the books of the Company. The Company currently anticipates that the Preferred Stock will not be registered with the Commission pursuant to Securities Exchange Act of 1934, as amended. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws.

PROPOSED ISSUANCE

                  The board of directors has executed a letter of intent, pursuant to which the Company intends to issue $3.75 million of shares of convertible preferred stock to certain institutional investors (the "Proposed Transaction"). Upon the effectiveness of the Charter Amendments, the board of directors intends to designate a series of preferred stock entitled the Series A Convertible Preferred Stock (the "Series A Preferred") for issuance in connection with the Proposed Transaction. The issuance of the Series A Preferred is subject to various conditions, including approval of the Charter Amendments, negotiation and execution of documentation mutually acceptable to the Company and the Preferred Investors and other terms customary for a private placement of equity. The Company currently anticipates that the material terms of the Series A Preferred will include:

                  DIVIDENDS. Series A Preferred will accrue cumulative dividends an annual rate of five percent (5%) of the of the stated Liquidation Preference Amount per share per annum, payable at either the date of conversion or upon mandatory redemption, in cash or in shares of Common Stock, or a combination thereof at the option of the Company

                  VOTING. Holders of the Series A Preferred would not have voting rights, subject to those voting rights required by applicable law; provided, however, that the holders of the Series A Preferred will have the right to approve, as a class, any proposal that would (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including, but not limited, to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, including the Series A Preferred Stock, ranking prior to or on a parity with the Series A Preferred Stock, or with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; PROVIDED, HOWEVER, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the Company's Junior Stock; (iv) amend the Certificate of Incorporation or by-laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; (v) effect any distribution with respect to Junior Stock; (vi) repurchase, redeem or pay dividends on any shares of any Preferred Stock ranking on a parity with the Series A Preferred Stock except if a pro rata repurchase, redemption or payment is made in respect of the Series A Preferred Stock; or
(vii) reclassify the Company's outstanding securities.

                  CONVERSION. The Series A Preferred would be convertible, at the option of the holder, at any time at a rate equal to the lesser of $2.90 and ninety percent (90%) of the average share price. In addition, the Series A Preferred would be mandatorily converted on the third year anniversary date of the issuance; provided, however that this mandatory conversion would occur on the fifth anniversary date of the issuance upon certain circumstances.

                  LIQUIDATION. In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series A Preferred will be entitled to receive, before any distribution is made with respect to the Company's Common Stock, a preferential payment of $100.00 per share.

                  REDEMPTION. The holders of the Series A Preferred have the right to require the Company to redeem the Series A Preferred at a rate of 125% of the Liquidation Preference upon the occurrence of certain events, including a merger or consolidation in which the current holders of the Company's Common Stock do not continue to control the surviving entity, a sale of all or substantially all of the assets of the Company, the tender offer of more than 30% of the Company's Common Stock, the Company's failure to register the comply with its registration rights obligations and the failure of the Company to maintain its listing on the OTCBB. The Company has the option at any time to redeem the Series A Preferred Stock in part or in full at a price ranging from 108% to 118% or more of the purchase price of such stock, plus any accrued or unpaid dividends.

POSSIBLE ANTI-TAKEOVER EFFECTS

                  In addition to financing purposes, the Company could also issue shares of Common Stock or Preferred Stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of the board of directors, this action will be in the best interest of the shareholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares also could be privately placed with purchasers favorable to the board of directors in opposing such action. In addition, the board of directors could authorize holders of a series of Common or Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the board of directors consider the action of such entity or person not to be in the best interest of the shareholders of the Company.

DILUTIVE EFFECT OF ADDITIONAL COMMON STOCK

                  Shareholders should be aware that the issuance of additional shares of Common Stock and convertible Preferred Stock could have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. In addition, the Board of Directors, will be permitted to authorize the issuance of one or more series of convertible preferred stock, such as the proposed issuance of Series A Preferred, whose conversion rate is dependent on market price of the Company's Common Stock. As a result, the Company would be unable to calculate the exact amount of Common Stock that would be issuable upon conversion of such a series of convertible preferred stock. In addition, the issuance of the Common Stock, upon conversion of the preferred stock, could cause a downward pressure on the market price of the Common Stock, thereby requiring the Company to issue additional shares of Common Stock. Furthermore, future sales of substantial amounts of our Common Stock in the public market, or the perception that these sales might occur, could adversely affect the prevailing market price of the Company's Common Stock or limit the Company's ability to raise additional capital.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 2000, by (i) each person who is known by the Company to beneficially own 5% or more of the Common Stock,
(ii) each director of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group.

                                                                  NUMBER OF             PERCENT  OF
NAME                                                     SHARES BENEFICIALLY OWNED           OF CLASS
Kenneth Crema...............................................     600,000 (1)                 2.39%
Andrew A. DeFrancesco.......................................   1,797,500 (2)                 7.19%
Geoff Ford..................................................   1,750,000 (3)                 7.07%
William Gibson..............................................   1,716,667 (4)                 6.94%
Mark Mariani................................................      50,000 (5)                     *
Greg O'Hara.................................................      50,000 (6)                     *
Rocco Rossi.................................................      50,000 (7)                     *
Andrew Sturner..............................................      50,000 (8)                     *
David Toews.................................................      83,333 (9)                     *
All directors and executive
officers as a group (12 persons)............................   5,093,333 (10)               19.16%
SportsLine.com, Inc.........................................   6,854,198 (11)               25.14%
GMF2 Holdings, Inc. ........................................   1,500,000 (12)                6.12%

----------------------------
* Less than 1% of outstanding shares

Unless otherwise indicated, the address of each of the beneficial owners is 101 Bloor Street West, Suite 200, Toronto, Ontario, Canada M5S 2Z7.

(1) Includes 600,000 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(2) Includes 500,000 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(3) Includes (a) 250,000 shares of Common Stock issuable pursuant to options exercisable within 60 days and (b) 1,500,000 shares of Common Stock owned by GMF2 Holdings, Inc. ("GMF2"), of which Mr. Ford serves as a director. Mr. Ford disclaims beneficial ownership of those shares attributable to other shareholders of GMF2.
(4) Includes (a) 216,667 shares of Common Stock issuable pursuant to options exercisable within 60 days and (b) 1,500,000 shares of Common Stock owned by GMF2 of which Mr. Gibson serves as a director. Mr. Gibson disclaims beneficial ownership of those shares attributable to other shareholders of GMF2.
(5) Includes 50,000 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(6) Includes 50,000 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(7) Includes 50,000 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(8) Includes 50,000 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(9) Includes 83,333 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(10) Includes 2,070,833 shares issuable pursuant to options exercisable within 60 days.
(11) Includes (a) 1,033,296 shares of Common Stock issuable pursuant to warrants exercisable within 60 days and (b) 1,722,160 shares of Common Stock issuable to SportsLine.com, Inc. upon the conversion of convertible debt. SportsLine's business address is 6340 N.W. 5th Way, Ft. Lauderdale, FL 33309
(12) GMF2's business address is 10201 South Port Road, S.W., Suite 633, Calgary, Alberta Canada T2W4X9.

                              FINANCIAL INFORMATION

                  The financial statements required to be included herein pursuant to Item 13 of Schedule 14C are attached hereto at Annex B.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

                  ISN was originally incorporated on April 28, 1997 in Nevada for the purpose of providing interactive, computer sports entertainment through the Internet. ISN is an Internet-based sports media and entertainment company specializing in interactive sports contests, as well as offering some non-sports games and contests. The Company's products are offered on a private label, business to business basis, and offer end users the opportunity to get involved in their favorite sports by playing skill-testing contests based upon the outcomes of real-life sporting events, such contests being generally known as "fantasy sports". As well as fantasy sports, the Company offers non-fantasy-style contests, such as Internet animation games, trivia applications, entertainment industry games and financial based (stock market simulation) games. The Company also offers sports contests in offline media such as newspapers, and publishes fantasy sports related annual magazines, in order to augment its Internet distribution channel and to establish its brand in offline channels as a migration path for the rapidly growing number of consumers moving from offline to online media usage.

                  The Company's sources of revenue are derived from co-branding and Application Service Provider (ASP) arrangements, the design and operation of fantasy sports games for offline and online customers and the sale of magazines. As a result of the promotional agreement with SportsLine.com, the Company expects that the majority of future revenue will come from on-line advertising and promotions.

                  The operating expenses of ISN cannot be predicted with certainty. They will depend on several factors, including the amount of marketing expenses, the acceptance of the Company's services in the market, competition for such services, and the acquisition activities of the Company. Management may be able to control the timing of such expenses in part by speeding up or slowing down marketing development and distribution activities and acquisition strategies.

                  From its inception in April 1997 to date, ISN has incurred costs associated with the development of its Internet sports and entertainment products, probable markets and business. ISN incurred costs for conducting test marketing for its products and received revenues as a result. The test marketing consisted of advertising, processing membership applications and analysis of responses. During the period, ISN purchased computer and telecommunication equipment as necessary to conduct its operations. The Company has a limited operating history on which to evaluate its prospects. The risks, expense, and difficulties encountered by start up companies must be considered when evaluating ISN's prospects.

                  ISN financed its expenditures primarily through the sale of its common stock and issuance of convertible debt. During the 2000 fiscal year, the Company issued approximately 1.6 million shares of its Common Stock for net cash consideration of approximately $2.0 million.

RESULTS OF OPERATION

NINE MONTHS ENDED DECEMBER 31, 1999 AS COMPARED TO THE NINE MONTHS ENDED JANUARY 31, 1999.

                  REVENUE. The Company generated revenue of $3,616,000 for the period ending December 31, 1999 as compared to revenues of approximately $84,000 for the period ending January 31, 1999. The increase in revenues was primarily attributable to the inclusion of the operating results of Sportsmark, Ultimate Sports Publishing,

Sportsbuff and Pickem in the first half of calendar 1999. Growth in revenue was also attributable to sales generated by the increased sales staff.

                  OPERATING EXPENSES BEFORE AMORTIZATION AND OTHER NON-CASH CHARGES. Total operating expenses before amortization and other non-cash charges were $6,849,000 as compared to approximately $1,298,000 in the period ended January 31, 1999, for an increase of $5,551,000. Approximately $3,064,000 of this increase was attributable to the acquisitions of Sportsmark, Pickem Sports, Ultimate Sports Publishing and SportsBuff. The overall increase is described in more detail below:

                  PRIZES AND OTHER DIRECT COSTS. Expenses associated with providing prizes for contests and other direct costs increased to $2,036,000 from approximately $132,000 in the period ended January 31, 1999. Approximately $595,000 of the increased costs in the current year was the result of publishing costs associated with the magazine publications. A further $500,000 pertains to development costs associated with additional content from Active Fitness for the Sportsrocket.com site. The remaining increase is the result of the costs associated with the direct operating costs of the contests, and prizing commitments for the 1999-2000 National Football League, National Hockey League and National Basketball Association season contests. Prize commitments increased approximately $400,000 over the prior period, primarily for the SportsBuff national football contest.

                  GENERAL AND ADMINISTRATIVE. Salaries and benefits increased $1,549,000 to $1,790,000 from $241,000 in the nine month period ending January 31, 1999, while consulting fees increased by $650,000 to $1,020,000 from $370,000 in the prior year period. These increases were the result of additional personnel and staff, mainly from the acquisitions of Sportsmark, Pickem Sports, Ultimate Sports Publishing and SportsBuff, and consultants hired for financial services, game development, web design and for other services. Salaries and benefits for the nine months ended December 31, 1999 also includes $110,000 in severance costs associated with the closing of ISN's Vancouver offices. Advertising expenses decreased $24,000 to $299,000 from $323,000 in the prior year period. This decrease is mainly due to a significant initial promotion run by the Company in September and October 1998, and a shift in advertising strategy to utilize the free offline newspaper space from our contests. Other general and administrative costs increased by $1,473,000, which resulted from the increase in offices, staff and operations. Travel and other expenses increased $300,000 to $405,000 as a result of an increase in sales staff, increased sales efforts and financing activities. Legal and accounting fees increased by $268,000 as a result of costs associated with the preparation of the Company's Form 10 and the agreement with SportsLine.com, Inc. Interest and bank charges increased by $73,000 to $84,000 as a result of fees and interest on loan facilities. Occupancy and telephone costs at December 31, 1999 were $234,000. Other general and administrative costs were $232,000 for the nine months ending January 31, 1999.

                  AMORTIZATION OF PURCHASED INTANGIBLES, GOODWILL AND OTHER. Amortization of purchased intangibles was $5,590,000 and amortization of goodwill was $2,065,000 for the nine months ended December 31, 1999 compared to no amortization of such amounts in the prior year period. The amortization was related to the purchases of Sportsmark, Pickem Sports, Ultimate Sports Publishing and SportBuff. The Company is amortizing the cost of these acquisitions over 24 months.

                  Depreciation was $141,000 in the nine months ended December 31, 1999 as compared to $10,000 for the prior year. The increase is due to the acquisition of equipment throughout the period.

                  The Company amortized $3,853,000 of costs related to stock based compensation resulting from stock options granted to officers, employees and directors. The compensation expense was calculated as the difference between the option exercise price and the share price of the Company's common stock as reported by the OTC/BB at the date of issuance. The options may be exercised at prices between $0.40 to $6.00 and vest over periods ranging from 17 to 36 months. The Company is amortizing the expense relating to the options over their vesting periods. Also, the Company expensed $96,000 of acquisition costs related to the purchase of SportsBuff and Ultimate Sports Publishing, as well as due diligence costs associated with potential transactions that were not completed.

                  The Company recognized a $1,531,000 expense for 800,000 stock options granted to consultants in lieu of compensation for services provided to the Company. This amount was calculated using the Black-Scholes options pricing model. The options may be exercised between $4.00 and $5.00 per share.

                  NET LOSS FROM OPERATIONS. The Company experienced a loss of $15,225,000 after the benefit of deferred taxes of $2,065,000 for the period ended December 31, 1999 as compared to a loss of $1,720,000 for the period ended January 31, 1999. Loss per share in the period ended December 31, 1999 was $ (.78) compared to $ (.25) in the prior year period.

FISCAL PERIOD ENDED MARCH 31, 1999 AS COMPARED TO FISCAL PERIOD ENDED APRIL 30, 1998

                  REVENUE. Revenue totaled $152,000 for the eleven months ended March 31, 1999 as compared to revenue of $77,000 for the period from April 28, 1997 (inception) to April 30, 1998. Approximately $67,000 of the revenue increase was attributable to the acquisitions of the Sportsmark and Pickem companies. The revenues include two months of operating results for Sportsmark and one month for Pickem.

                  OPERATING EXPENSES. Total operating expenses were $1,733,000 in the eleven months ended March 31, 1999 compared to $720,000 in the period ended April 30, 1998. Increases in operating expenses relating to the acquisitions of the Sportsmark and Pickem companies were $260,000.

                  PRIZE COMMITMENTS AND OTHER DIRECT EXPENSES. Expenses associated with providing prizes for contests were $250,000 in the eleven months ended March 31, 1999 compared to $41,000 in the period ended April 30, 1998. The increase in these expenses resulted from increases in the number of contests and the number of prizes awarded to contestants and other direct expenses.

                  GENERAL AND ADMINISTRATIVE. Salaries and benefits expenses were $385,000 in the eleven months ended March 31, 1999 compared to $223,000 in the period ended April 30, 1998. Consulting fees were $267,000 in the eleven months ended March 31, 1999 compared to $67, 000 in period ended April 30, 1998. The higher expenses were the result of increases in personnel, particularly in sales and marketing, the addition of personnel costs associated with the acquisition of Sportsmark and Pickem and increased consulting fees paid for game developers and other services. Advertising expenses were $367,000 in the eleven months ended March 31, 1999 compared to $185,000 in the period ended April 30, 1998. Other general and administrative expenses totaled $464,000, including $78,000 for general expenses such as utilities, office supplies, etc., $72,000 for occupancy and telephone, $86,000 for legal and accounting, $188,000 for travel and other, $23,000 for depreciation and $17,000 for interest and bank charges, in the eleven months ended March 31, 1999 compared to $204,000 in the period ended April 30, 1998.

                  AMORTIZATION OF PURCHASED INTANGIBLES, GOODWILL AND OTHER. Amortization of purchased intangibles and goodwill was $591,000 and $236,000, respectively, for the eleven months ended March 31, 1999 compared to none in the period ended April 30, 1998. The amortization was related to the purchases of Sportsmark and Pickem and the cost of these acquisitions as well as those of Ultimate Sports and SportsBuff are being amortized over 24 months.

                  In the eleven months ended March 31, 1999, ISN recognized $632,000 of expense related to 970,000 stock options issued to consultants and outside entities for various services provided to the Company. This amount was calculated using the Black-Scholes options pricing model. The options may be exercised between $.40 and $1.75 per share. The Company also issued stock options to employees at $1.75 per share and recognized $20,000 of stock based compensation expense associated with these options. The expense was calculated as the difference between the option exercise price and the market value per share of ISN's common stock at the date of issuance, and is being amortized over the vesting period of the options.

                  The Company recognized $144,000 of expense associated with the early conversion of convertible debentures that were due to mature in December 2002. This expense was calculated based on the difference between the conversion rate of $.40 per share actually used to convert the debentures to common stock as compared to the conversion rate of $1.75, contemplated in the debenture agreement. A further $546,000 of expenses were incurred associated with our transaction with BirchTree Capital and with other transaction related costs.

                  NET LOSS FROM OPERATIONS. The Company experienced a loss of $3,514,000, after the benefit of $236,000 for deferred taxes for the eleven months ended March 31, 1999 as compared to a loss of $643,000 for the period from inception to April 30, 1998. The loss per share for the eleven months ending March 31, 1999 was $(.45) per share and for the period from inception to April 30, 1998 was $ (.17 ) per share. The increased loss per share attributable to expenses discussed above, were offset by an increase in the weighted average number of shares outstanding from 3,813,000 to 7,833,000.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

                  The Company has incurred a loss of $15,225,000 for the nine months ended December 31, 1999, expects to continue to incur losses into the future and has a working capital deficiency as at December 31, 1999 of $1,490,000 after deducting the prepaid royalty amount. Due to the Company's on-going losses, accumulated deficit increased from $4,157,000 as of March 31, 1999 to $19,382,000 as of December 31, 1999. The Company anticipates that it will continue to generate financial losses for the foreseeable future. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon, among other things, the ability of the Company to raise additional financing. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. In the event the Company is unsuccessful in securing outside capital, it may be required to curtail or cease operations altogether.

                  Cash and Cash Equivalents decreased from $2,928,000 at March 31, 1999 to $518,000 at December 31, 1999. This decrease was primarily due to the use of cash to prepay certain royalties that were due to SportsLine and the use of cash in operating activities. For the nine month period ended December 31, 1999 cash used by operating activities was $7,711,000 which is less than the net loss due to amortization and other share-based expenses during the same period. Net cash used in investing activities for the nine month period ended December 31, 1999 was $2,305,000 while net cash provided by financing activities during the same period was $7,606,000. Since inception, the Company has funded its capital requirements by financing activities, substantially through the sale of its equity securities.

                  Capital expenditures from the nine months period ended December 31, 1999 were $457,000. Overall, capital expenditures, including those anticipated as a result of acquisition activity, during the year ending March 31, 2001 is anticipated to approximate $1,000,000. The purchased intangibles and goodwill before amortization related to the acquisitions of Sportsmark Group, Pickem Sports, Ultimate Sports Publishing and SportsBuff totaled $23,377,000.

                  The Company's management believes that an additional $5,000,000 in funds and the revenues generated by its operations will be sufficient to fund its operations for the next twelve months under the current plan of operations. Additional funding may be required for further acquisition activity, depending on the cash component of the purchase price of any contemplated acquisitions. It is expected that such funds will be obtained by the sale of additional capital stock of the Company, including the proposed sale of Series A Preferred. There can be no assurance that ISN will be able to complete the proposed sale of the Series A Preferred on acceptable terms, if at all, or that the Company will be able to issue additional equity on acceptable terms, if at all.

                  On June 22, 1999, the Company acquired certain assets of National Publisher Services consisting of the Ultimate Sports Publishing division.("Ultimate Sports"). Ultimate Sports publishes annual sports magazines. In connection with this acquisition the Company paid $860,000 in cash and issued 125,000 shares of its Common Stock, with a value of $750,000. On June 30, 1999, the Company acquired 100% of the shares of Innovation Partners Inc, (d/b/a Sportsbuff), ("Sportsbuff"). The business of Sportsbuff is to conduct and administer sports contest services for its clients. In connection with this acquisition, the Company paid $1,000,000 in cash and issued 616,060 shares of its Common Stock, with a value of $4,066,000.

                  On August 1, 1999, the Company entered into a five-year agreement for the promotion rights to be the exclusive contest provider for Beer.com. In exchange for this exclusive agreement, the Company granted Beer.com 1,000,000 shares of Common Stock over the five-year term. All 1,000,000 shares have been placed in escrow, of this amount 200,000 shares are distributed to Beer.com on each anniversary date of the contract. The minimum share obligation under this agreement (200,000 shares) has been recorded at the market value of the shares as at August 1, 1999 ($6.75 per share) as a deferred charge, and is being amortized over a one year period.

                  On December 21, 1999, SportsLine invested $5 million in the Company in consideration for a convertible promissory note (the "Note") delivered by the Company and which is convertible into 1,722,240 shares of the Company's Common Stock, and received an additional 4,098,742 shares of the Company's Common Stock pursuant to a four-year Promotion Agreement. In addition, the Company will make guaranteed minimum payments of $17 million to SportsLine over the four year period of the Promotion Agreement, of which $5 million was paid upon effectiveness of the Promotion Agreement, and ISN will share revenue from advertising and promotions with regard to the CBS SportsLine Fantasy Channel. The Company also issued to SportsLine a warrant (the "Warrant") initially exercisable for up to 1,033,296 shares of Common Stock at a price of $2.90 per share. The Note and the Warrant are subject to anti-dilution protections.

                  This year, the Company intends to commence the sale of up to $5 million of common stock of the Company on a private basis to accredited investors who are United States and Canada residents, including the sale of Convertible Preferred Stock discussed in this Information Statement. As mentioned above, should the Company be unable to raise the required funds, it will be forced to curtail operations or cease operations entirely. Beginning at the end of the next twenty-four month period, the Company intends to operate on cash from operations. We expect, at that point, that any additional capital requirements would result from acquisition activities or modifications to the current growth plans. To the extent that cash from operations is insufficient to fund the operations of the Company at the end of the next twenty-four month period, the Company will have to assess whether, given the status of the Internet industry and the Company's ability to raise further funds through the sale of debt or equity capital, it will have sufficient liquidity to continue operations. Should the Company's cash from operations be insufficient, and should the Company be unable to raise additional funds, it will be forced to curtail operations or cease operating as a going concern entirely.

                  The Company maintains its interest in acquiring companies and assets that can benefit the Company's business and subscriber base. Currently, the Company is reviewing potential acquisition targets, which could provide complementary assets and market access to the Company's existing portfolio. We cannot assure you that these acquisitions will be completed.

                                                                      ANNEX A


                                   AMENDMENT
                      TO THE ARTICLES OF INCORPORATION
                                      OF
                        INTERNET SPORTS NETWORK, INC.

     Article IV of the Articles of Incorporation are hereby amended so as henceforth to read as follows:


                          "ARTICLE IV CAPITAL STOCK

     The total number of shares of all classes of stock which the Company has authority to issue is One Hundred Twenty Million (120,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), and Twenty Million (20,000,000) shares of Peferred Stock, par value $.001 per share (the "Preferred Stock"). All such Common Stock is of the same class. The Preferred Stock shall be issuable in series with such designations, terms, limitations and relative rights and preferences as may be fixed from time to time by the Board of Directors."

                                                                         ANNEX B

                                               CONSOLIDATED FINANCIAL STATEMENTS

                                               INTERNET SPORTS NETWORK,
                                               INC.

                                               MARCH 31, 1999

                                AUDITORS' REPORT

To the Shareholders of
INTERNET SPORTS NETWORK, INC.

We have audited the accompanying consolidated balance sheet of INTERNET SPORTS NETWORK, INC. as of March 31, 1999, and the related consolidated accompanying statements of operations and comprehensive loss, shareholders' equity and cash flows for the 11 months ending March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 1999 and the consolidated results of its operations and its cash flows for the 11 months ending March 31, 1999 in conformity with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the Company has significant cash need and will require substantial capital from outside sources in order to complete its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Toronto, Canada,                                          "Ernst & Young LLP"
June 11, 1999, except for Note 11, as to                  Chartered Accountants
which the date is December 15, 1999.

                                     A Partnership of Incorporated Professionals

DAVIDSON & COMPANY       Chartered Accountants

                                AUDITORS' REPORT

To the Shareholders of
Internet Sports Network, Inc.

We have audited the consolidated balance sheet of Internet Sports Network, Inc. (A Development Stage Company) as at April 30, 1998 and the consolidated statements of operations, cash flows and shareholders' equity for the period from April 28, 1997 (Inception) to April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

Since the date of completion of our audit of the accompanying financial statements and initial issuance of our report thereon dated June 25, 1998, which report contained Canada - U.S. reporting conflict regarding the Company's ability to continue as a going concern, the Company, as discussed in Note 6, has completed issuances of its common stock resulting in net proceeds of $8,800,000. Therefore, the conditions that raised substantial doubt about whether the Company will continue as a going concern no longer exist.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 1998 and the results of its operations, cash flows and shareholders' equity for the period from April 28, 1997 (Inception) to April 30, 1998 in accordance with generally accepted accounting principles in the United States.

                                         "DAVIDSON & COMPANY"

Vancouver, Canada                        Chartered Accountants

June 25, 1998
except for Note 6, as to which
the date is March 31, 1999

                   A Member of Accounting Group International

Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   TELEPHONE (604) 687-0947 FAX (604) 687-6172

                          INTERNET SPORTS NETWORK, INC.
                           CONSOLIDATED BALANCE SHEET
       (All dollar and share amounts in thousands, except per share data)


===============================================================================================
                                                                          MARCH 31,   APRIL 30,
                                                                            1999        1998
                                                                          --------    --------
                                                                            (U. S. Dollars)
ASSETS

Current
   Cash and cash equivalents                                              $  2,928    $      9
   Receivables                                                                 182          31
   Prepaid expenses                                                             29          45
                                                                          --------    --------

                                                                             3,139          85

Purchased intangibles, net (Note 3)                                          9,637        --
Goodwill, net (Note 3)                                                       3,855        --

Equipment, net (Note 4)                                                         84          46
                                                                          --------    --------
                                                                          $ 16,715    $    131
===============================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY

Current

   Accounts payable                                                       $    171    $     95
   Accrued liabilities                                                          80          72
   Accrued prize commitments                                                    31        --
   Accrued commission on stock issuance                                         57        --
                                                                          --------    --------
                                                                               339         167
Deferred income taxes (Note 7)                                               3,855        --
Convertible debentures (Note 5)                                               --           196
                                                                          --------    --------
                                                                             4,194         363
                                                                          --------    --------
Commitments (Note 9)

Shareholders' equity (Note 6)
   Common stock and additional paid-in capital, $0.001 par value,
     50,000 shares authorized (1998 - 20,000)
     17,841 outstanding (1998 - 5,000)                                      17,127         425
     Share subscriptions receivable for 1,703 shares subscribed               --           (14)
     Deferred compensation                                                    (449)       --
     Accumulated deficit                                                    (4,157)       (643)
                                                                          --------    --------

                                                                            12,521        (232)
                                                                          --------    --------

                                                                          $ 16,715    $    131
===============================================================================================


The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
           CONSOLIDATED STATEMENT OF OPERATIONS and COMPREHENSIVE LOSS
       (All dollar and share amounts in thousands, except per share data)


====================================================================================
                                                                       FISCAL YEAR
                                                                      APRIL 28, 1997
                                                                       (INCEPTION)
                                                  11 MONTHS ENDING       THROUGH
                                                   MARCH 31, 1999     APRIL 30, 1998
------------------------------------------------------------------------------------
                                                             (U.S. Dollars)
REVENUES                                               $   152          $    77
                                                       -------          -------

EXPENSES
   Prize commitments and other direct costs                250               41
   Wages and salaries                                      385              223
   Consulting fees                                         267               67
   Advertising                                             367              185
   Depreciation                                             23                8
   Interest and bank charges                                17                9
   General and administrative                              424              187
   Amortization of purchased intangibles                   591             --
   Amortization of goodwill                                236             --
   Debt conversion inducement (Note 5)                     144             --
   Options granted for services provided                   632             --
   Amortization of deferred compensation                    20             --
   Recapitalization and due diligence costs (Note 2)       546             --
                                                       -------          -------

   Total expenses                                        3,902              720
                                                       -------          -------

Loss before income taxes                                (3,750)            (643)

Deferred income tax recovery (Note 7)                      236             --
                                                       -------          -------

Net loss and comprehensive loss                        $(3,514)         $  (643)

================================================================================

BASIC AND DILUTED NET LOSS PER SHARE                   $ (0.45)         $ (0.17)
================================================================================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING            7,833            3,813
================================================================================



The accompanying notes are an integral part of these consolidated financial statements.

                         INTERNET SPORTS NETWORK, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
       (All dollar and share amounts in thousands, except per share data)


====================================================================================================================================
                                                                   COMMON
                                                                  STOCK AND
                                                                  ADDITIONAL    STOCK
                                                       NUMBER      PAID IN    SUBSCRIPTIONS   DEFERRED           ACCUMULATED
                                                       OF SHARES   CAPITAL    RECEIVABLE     COMPENSATION      DEFICIT      TOTAL
------------------------------------------------------------------------------------------------------------------------------------
                                                                             (U.S. Dollars)
Founders' shares subscribed upon inception
   on April 28, 1997 for $0.001 per share                1,653    $      2    $     (2)      $   --            $   --      $   --

Shares issued for cash                                   3,217         398         (12)          --                --           386

Shares issued in exchange for amounts payable              130          33        --             --                --            33

Share issuance costs                                      --            (8)       --             --                --            (8)

Net loss                                                  --          --          --             --                (643)       (643)
                                                      --------    --------    --------       --------          --------    --------

Balance at April 30, 1998                                5,000         425         (14)          --                (643)       (232)

Shares issued in exchange for convertible
   debentures                                              491         362        --             --                --           362

Shares issued in exchange for amounts payable               93          37        --             --                --            37

Existing outstanding shares of BTC on
   January 19, 1999                                      1,050        --          --             --                --          --

Shares cancelled in conjunction with
   recapitalization of the Company                        (700)       --          --             --                --          --

Shares issued on acquisition of Sportsmark Group
   of Companies                                          1,500       2,625        --             --                --         2,625

Shares issued on acquisition of Pickem Sports, Inc.      1,868       3,269        --             --                --         3,269

Shares issued for services                               1,500         522        --             --                --           522

Shares issued for cash                                   7,039       9,249        --             --                --         9,249

Deferred compensation related to stock options            --           469        --             (469)             --          --

Amortization of deferred compensation related
   to stock options                                       --          --          --               20              --            20

Options granted for services provided                     --           632        --             --                --           632

Payment of subscription receivable                        --          --            14           --                --            14

Share issuance costs                                      --          (463)       --             --                --          (463)

Net loss                                                  --          --          --             --              (3,514)     (3,514)
                                                      --------    --------    --------       --------          --------    --------

Balance at March 31, 1999                               17,841    $ 17,127    $   --         $   (449)         $ (4,157)   $ 12,521
====================================================================================================================================


The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
       (All dollar and share amounts in thousands, except per share data)


========================================================================================================
                                                                                        FISCAL YEAR
                                                                                        APRIL 28, 1997
                                                                                         (INCEPTION)
                                                                11 MONTHS ENDING           THROUGH
                                                                  MARCH 31, 1999         APRIL 30, 1998
--------------------------------------------------------------------------------------------------------
                                                                              (U.S. Dollars)
OPERATING ACTIVITIES
   Net loss                                                           $(3,514)            $  (643)
   Adjustment to reconcile net loss to
     net cash used in operating activities:
       Depreciation                                                        23                   8
       Amortization of deferred compensation                               20                --
       Amortization of purchased intangibles                              591                --
       Amortization of goodwill                                           236                --
       Deferred income tax recovery                                      (236)               --
       Debt conversion inducement                                         144                --
       Options granted for services provided                              632                --
       Shares issued for services                                         522                --
   Changes in other operating assets and liabilities:
     Increase in receivables                                             (142)                (31)
     Decrease (increase) in prepaid expenses                               16                 (45)
     Increase in accounts payable                                          72                 128
     Increase in accrued liabilities                                       30                  72
                                                                      -------             -------
   Net cash used in operating activities                               (1,606)               (511)
                                                                      -------             -------

INVESTING ACTIVITIES
   Purchase of Sportsmark Group of Companies                           (1,254)               --
   Purchase of Pickem Sports, Inc.                                     (3,000)               --
   Purchase of equipment                                                  (21)                (54)
                                                                      -------             -------
   Net cash used in investing activities                               (4,275)                (54)
                                                                      -------             -------
FINANCING ACTIVITIES
   Proceeds from sale of convertible debentures                          --                   196
   Proceeds from sale of capital stock, net of share issuance costs
     ($463; April 30, 1998 - $8)                                        8,800                 378
                                                                      -------             -------
   Net cash provided by financing activities                            8,800                 574
                                                                      -------             -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               2,919                   9
CASH AND CASH EQUIVALENTS:
   Beginning of period                                                      9                --
                                                                      -------             -------
   End of period                                                      $ 2,928             $     9
=================================================================================================
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:

INVESTING ACTIVITIES

   Net assets of Pickem Sports, Inc. acquired for shares              $(3,269)            $  --
   Net assets of Sportsmark Group of Companies acquired for shares     (2,625)               --
FINANCING ACTIVITIES
   Common stock issued in exchange for

     convertible debentures                                               196                --
   Shares issued on acquisition of Pickem Sports, Inc.                  3,269                --
   Shares issued on acquisition of Sportsmark Group of Companies        2,625                --
   Shares issued for services                                             522                --
   Accrued interest settled for shares                                     22                --
   Common stock issued in exchange for accounts

     payable paid by shareholder                                           37                  33
=================================================================================================
Cash interest paid                                                    $    10                --
Cash taxes paid                                                          --                  --
=================================================================================================


The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 1.       NATURE AND CONTINUANCE OF OPERATIONS

              Internet Sports Network, Inc. ("ISN" or the "Company") was incorporated on April 28, 1997 (Inception) under the laws of the State of Nevada, United States and its principal business activities include the development and marketing of sports contest organization services administered through the Internet. Substantially all of the Company's operations are conducted by its wholly-owned subsidiaries in the United States and Canada.

              Pursuant to the recapitalization of the Company, the Purchase of Birch Tree Capital Corp. ("BTC") net assets and subsequent merger, the state of incorporation has changed to Florida, United States.

              During the fiscal period ended April 30, 1998, the Company was considered to be in the development stage.

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES

              RECAPITALIZATION OF THE COMPANY AND PURCHASE OF BIRCH TREE CAPITAL CORP. NET ASSETS

              Effective January 19, 1999, ISN, then a privately held Nevada corporation, entered into an agreement with BirchTree Capital Corporation, a Florida shell corporation with no operations which traded on the over the counter/bulletin board as "BICP" formed on October 6, 1996 and its majority shareholder (the "Shareholder"). At the time of the agreement, BTC had no assets and no liabilities. Pursuant to this agreement, BTC issued in excess of 9,000,000 shares of stock to the shareholders of ISN, the Nevada corporation. For the additional consideration of being permitted to retain 1,025,000 shares of common stock of BTC and for a cash payment of $250,000, the Shareholder agreed to cancel 3,975,000 shares of common stock held in his name. Two of ISN's existing shareholders, agreed to pay the cash consideration portion to the Shareholder in exchange for receiving an option to purchase 500,000 shares each of common stock held by the Shareholder for nominal proceeds. The two ISN shareholders also agreed to the cancellation of 350,000 shares each of their ISN, a Nevada corporation, common stock. Effective January 19, 1999, the stockholders of ISN, a Nevada corporation, initiated the exchange of one hundred percent (100%) of their shares for an equal number of shares of common stock of BTC. On February 1, 1999, BTC changed its name to Internet Sports Network, Inc., a Florida corporation, and changed its OTC/BB symbol to ISNI. On February 22, 1999, ISN, a Nevada corporation, merged into ISN, a Florida corporation, with the Florida corporation being the surviving entity.

              As a result of the above transactions, the former BTC shareholders held less than 1% of shares of ISN consisting of 25,000 held by Shareholder and 25,000 held in the public float. This transaction provided the Company with access to a public market and quote for its securities. Accordingly, this has been accounted for as a recapitalization of the Company and the issuance of shares to the former shareholders of BTC. The legal parent company, BTC, was deemed to be a continuation of ISN, and accordingly, these consolidated financial statements are a continuation of the financial statements of ISN, the legal subsidiary and not the legal parent. In these consolidated financial statements the comparative figures are those of ISN. As a result of the transaction, ISN's year end was changed to March 31.

              The transaction has been accounted for using the purchase method with the cost of the purchase being a nominal value of $1.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D...)

              RECAPITALIZATION OF THE COMPANY AND PURCHASE OF BIRCH TREE CAPITAL CORP. NET ASSETS (CONT'D...)

              Recapitalization and due diligence costs are made up of the following:

Commission on BTC transaction (700,000 shares at $0.40)                                  280
Legal fees on BTC transaction                                                             71
Digital Data Networks Inc. ("DDN") settlement fee                                         70
DDN Shares issued on settlement (150,000 shares at $0.40)                                 60
Legal fees on DDN proposed transaction                                                    15
Legal fees on acquisition of the Sportsmark Group of Companies and Pickem Sports, Inc.    50
                                                                                         ---
Total recapitalization and due diligence costs                                           546
                                                                                         ===


              In late November-December 1998, the Company had entered into an agreement with DDN to conduct a share exchange wherein DDN would be the surviving entity to be renamed Internet Sports Network, Inc. Pursuant to that agreement, DDN and two directors of DDN agreed to pay a total of $370 to the Company in exchange for shares of common stock at $.40 per share. In late December, 1998, the Company realized that it would not have shareholder approval of the agreement with DDN. Accordingly, the Company terminated the agreement. As part of a settlement between the two companies, DDN was reimbursed $70 for the costs it incurred in connection with the transaction and retained 150,000 shares of common stock of the Company, valued at $60, or $0.40 per share, which has been included in the Statement of Operations and Comprehensive loss within Recapitalization and due diligence costs. The rest of the common stock was returned to the Company and the full $370 was refunded.

              BUSINESS COMBINATIONS

              The business combinations have been accounted for under the purchase method of accounting, and the Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value at the date of acquisition. The excess of the purchase price over the fair value of net assets acquired is included in purchased intangibles and goodwill in the accompanying consolidated balance sheet.

              PRINCIPLES OF CONSOLIDATION

              These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

              USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              CASH AND CASH EQUIVALENTS

              The Company has defined cash and cash equivalents to include cash and time deposits with original maturities of 90 days or less.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D....)

              CONCENTRATIONS OF CREDIT RISK

              Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of its holdings of cash held by one deposit taking institution. The Company manages its credit risk by depositing its cash in high-quality, regulated deposit taking institutions.

              PURCHASED INTANGIBLES AND GOODWILL

              Purchased intangibles consist primarily of software, licenses, customer lists, trademarks and contest agreements. Purchased intangibles of approximately $9,637 are stated net of total accumulated amortization of $591 at March 31, 1999 in the accompanying consolidated balance sheet. Purchased intangibles are being amortized on a straight-line basis principally over two years.

              Goodwill of approximately $3,855 is stated net of total accumulated amortization of $236 at March 31, 1999 in the accompanying consolidated balance sheet. Goodwill is being amortized on a straight-line basis principally over two years.

              LONG-LIVED ASSETS

              In accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on discounted expected future cash flows from the impaired assets. The cash flow estimates that will be used will contain management's best estimates, using appropriate and customary assumptions and projections at the time.

              ADVERTISING COSTS

              The cost of advertising is expensed as incurred.

              STOCK-BASED COMPENSATION

              The Company has elected to follow Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, "Accounting for Stock-Based Compensation". APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company accounts for options granted to non-employees, by applying the fair value accounting as prescribed by SFAS No. 123. The fair value of options granted to non-employees is estimated at the date of grant using a Black-Scholes option pricing model.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D....)

              SEGMENT AND GEOGRAPHIC INFORMATION

              The Company operates in one principal business segment across domestic and international markets. International sales, including export sales from the United States to Canada, represented approximately 82% and 100% of net sales for the periods ended March 31, 1999 and April 30, 1998, respectively. No other foreign country or geographic area accounted for more than 10% of net sales in any of the periods presented. There were no transfers between geographic areas during the periods ended March 31, 1999 and April 30, 1998. Capital assets and purchased intangibles in the United States equalled approximately $12,457 and nil in fiscal 1999 and 1998, respectively. The remaining capital assets and purchased intangibles are in Canada.

              COMPREHENSIVE INCOME (LOSS)

              As of May 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income (loss) and its components in the consolidated financial statements. There are no items of comprehensive income (loss) that require additional reporting.

              FOREIGN CURRENCY TRANSLATION

              The unit of measurement of the Company is the Canadian dollar while its reporting currency is the United States dollar. The assets and liabilities of the Canadian subsidiaries are translated using the exchange rate in effect at period end, and revenues and expenses are translated at the average rate during the period. Exchange gains or losses on translation of the Company's net equity investments in these subsidiaries are deferred as a separate component of other comprehensive income. The translation adjustments as at March 31, 1999 and April 30, 1998 were insignificant.

              EQUIPMENT

              Equipment is recorded at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using the declining balance basis at the following rates:


                          Office equipment and furniture   20%
                          Computer equipment               30%


              REVENUE RECOGNITION

              The Company earns revenue from membership and other fees received for Internet-based sports information and sports contest organization services. Membership fees are received prior to the beginning of a particular sport season or event and recorded as deferred income until recognized in income ratably over the season or upon completion of the event. Other fees received for Internet-based sports information and sports contest organization services are recognized in income ratably over the season or upon completion of the event. There was no deferred revenue recorded on the consolidated balance sheets as at March 31, 1999 and April 30, 1998.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D....)

              PRIZE AWARDS

              Members, as well as non-members, are entitled to enter into contests provided by the Company. Prizes are awarded upon completion of the sports season or event and are paid by the Company or the contest's sponsors. Prize awards are fixed in amount and determinable prior to commencement of the season or event and are expensed at the commencement of the season or event to which they relate.

              FAIR VALUE OF FINANCIAL INSTRUMENTS

              The Company's financial instruments consist primarily of cash and cash equivalents, receivables, accounts payable, accrued liabilities, accrued prize commitments and accrued commission on stock issuance. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The carrying amounts of these current assets and liabilities approximate their fair values due to their immediate or short-term nature.

              INCOME TAXES

              Income taxes are accounted for utilizing the liability method. Deferred income taxes are provided to represent the tax consequence on future years for temporary differences between the financial reporting and tax basis of assets and liabilities. Deferred income taxes are measured utilizing enacted tax rates expected to be in effect in the years in which the temporary differences are expected to reverse. A valuation allowance has been provided for the total amount of deferred tax assets that would otherwise be recorded for income tax benefits primarily relating to operating loss carryforwards, as realization cannot be determined to be more likely than not.

              LOSS PER SHARE

              Basic loss per share excludes any dilutive effects of options and convertible debentures. Basic loss per share is computed using the weighted-average number of common shares outstanding during the period and includes common shares issued subsequent to the period end for which all consideration had been received prior to the period end and which no other contingencies existed. Diluted loss per share is equal to the basic loss per share as the effect of the stock options and convertible debentures is anti-dilutive. There are no other dilutive common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive.

              EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

              New accounting pronouncements having relative applicability to the Company include Statements of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits", effective for fiscal years beginning after December 15, 1998 and No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 2000. SFAS No. 132 revises employers' disclosures about pension and other post-retirement benefit plans. SFAS No. 133 requires that all derivative instruments be recorded on the consolidated balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D....)

              EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS (CONT'D...)

              Company does not expect that the adoption of SFAS Nos. 132 and 133 will have a material impact on its consolidated financial statements because the Company does not provide for pension or other post-retirement benefits, nor does it currently hold any derivative instruments. Adoption of these statements will not impact the Company's financial position, results of operations or cash flows and any effect will be limited to the form and content of disclosures.

              Additionally, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" and Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", which are effective for fiscal years beginning after December 15, 1998. Adoption of these standards is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3.       BUSINESS COMBINATIONS

              Effective February 5, 1999, the Company acquired 100% of the shares of three companies under common ownership and software license rights from a fourth company (the "Sportsmark Group of Companies"). The Sportsmark Group of Companies conduct and administer sports contest services for their clients.

              Effective March 5, 1999, the Company acquired 100% of the shares of Pickem Sports, Inc. ("Pickem"). The business of Pickem consisted of adaptable software to support the Company's growth in sports pools run through the Internet.

              The transactions are summarized as follows:


              ==================================================================
                                                   As at
                                       February 5, 1999,                    As at
                                        Sportsmark Group            March 5, 1999,
                                            of Companies       Pickem Sports, Inc.
              ------------------------------------------------------------------
              Net assets acquired at fair values:
              Working capital         $  (129)                  $     9
              Equipment                    28                        12
              Purchased intangibles     3,980                     6,248
              Goodwill                  1,592                     2,499
              Deferred income taxes    (1,592)                   (2,499)
                                      -------                   -------
                                      $ 3,879                   $ 6,269
              ==================================================================
              Funded by:

              Cash                    $ 1,254                   $ 3,000
              Shares of common stock    2,625                     3,269
                                      -------                   -------
                                      $ 3,879                   $ 6,269
              ==================================================================


              Purchased intangibles related to the acquisition of the Sportsmark Group of Companies consist of developed contest software, licenses, participant lists, customer lists, trademarks and domain names.

              Purchased intangibles related to the acquisition of Pickem consist of developed contest software, customer contracts, client lists, contest agreements, trademarks and domain names.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 3.       BUSINESS COMBINATIONS (CONT'D...)

              The unaudited pro forma combined consolidated financial information for the aggregate of the Sportsmark Group of Companies and Pickem acquisitions described above and accounted for under the purchase method of accounting, as though the acquisitions had occurred on May 1, 1998, would have resulted in net sales of $2,053; loss before income taxes of $8,624; net loss of $6,750; and basic and diluted loss per share of $0.63 for the period ended March 31, 1999. The pro forma net loss includes amortization of purchased intangibles and goodwill of $6,562 for the period ended March 31, 1999. This unaudited pro forma combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated results of operations in future periods or the results that actually would have been realized had the Company been a combined company during the specified period.

NOTE 4.       EQUIPMENT

              Equipment consists of the following:


              ======================================================

                                             MARCH 31,     APRIL 30,
                                              1999          1998
              ------------------------------------------------------
              Computer equipment              $  83          $  33
              Office equipment and furniture     32             21
                                              -----          -----
                                                115             54
              Less accumulated depreciation     (31)            (8)
                                              -----          -----
              Equipment, net                  $  84          $  46
              ======================================================


NOTE 5.       CONVERTIBLE DEBENTURES

              Convertible debentures bear interest, payable quarterly, at the rate of 10% per annum and were to mature on December 12, 2002. The debentures could have been prepaid at any time without penalty. Commencing in December 1998, each debenture was convertible, at the option of the holder, unless previously redeemed or repurchased, at a convertible rate of one share of common stock per $1.50 principal amount of debenture.

              In order to facilitate the recapitalization of the Company and purchase of the net assets of BTC, the Company offered to exchange the principal amount of debentures for shares of the Company's common stock at a per share price of $0.40 resulting in the issuance of approximately 491 common shares. The value of shares issued on conversion of the debentures includes the inducement provided to the debenture holders of $144 and $22 of accrued interest which had been previously charged to the consolidated statement of operations and comprehensive loss was forfeited by the debenture holders on conversion.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 6.       SHAREHOLDERS' EQUITY

              COMMON STOCK

              The authorized share capital of ISN which, for accounting purposes, is deemed to have acquired BTC effective January 19, 1999, consisted of 20,000 common shares with a par value of $0.001. Changes in the capital stock of ISN to January 19, 1999, the effective date of the transaction with BTC, were as follows:


                                                                                NUMBER     COMMON STOCK AND
                                                                               OF SHARES   PAID-IN CAPITAL
                                                                                                   $
              -----------------------------------------------------------------------------------------------
              Founders' shares subscribed upon inception
                on April 25, 1997 for $0.001 per share,
                net of subscription receivable                                   1,653               --
              Shares issued for cash, net of subscription
                receivable                                                       3,217                386
              Shares issued in exchange for amounts payable                        130                 33
              Share issuance costs                                                --                   (8)
              -----------------------------------------------------------------------------------------------
              Balance at April 30, 1998                                          5,000                411

              Shares issued in exchange for convertible
                debentures (Note 5)                                                491                362
              Shares issued in exchange for amounts payable                         93                 37
              Shares issued for services                                         1,500                522
              Shares issued for cash                                             2,001                801
              -----------------------------------------------------------------------------------------------
              BALANCE JANUARY 19, 1999                                           9,085              2,133
              ===============================================================================================


              During June and July 1997, ISN offered for sale to a group of initial investors, 1,768 shares of its common stock at a per share price of $0.02. Commencing in July 1997, ISN issued approximately 1,449 shares of its common stock at a per share price of $0.25.

              During the period ended January 19, 1999, 1,500 shares were issued for services rendered at prices ranging from $0.28 to $0.40 per share. Included in this total are 950 shares issued to officers and directors of ISN for marketing and financing services.

              AS AT JANUARY 19, 1999

              For accounting purposes, the share capital of the continuing consolidated entity as at January 19, 1999 is computed as follows:


                                                                   $
              ----------------------------------------------------------
              Existing share capital and paid-in capital of ISN,
              January 19, 1999                                   2,133
              Ascribed value of the shares of BTC                   --
              ----------------------------------------------------------
              SHARE CAPITAL AT JANUARY 19, 1999                  2,133
                                                                 -----


                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 6.       SHAREHOLDERS' EQUITY (CONT'D...)

              As a result of the recapitalization and the issuance of shares to the former shareholders of BTC, ISN became a wholly-owned subsidiary of BTC. For accounting purposes, at January 19, 1999, the outstanding shares of the continuing consolidated entity consisted of the number of BTC shares issued to that date with an ascribed value equal to the share capital of the continuing consolidated entity as computed above. As part of the BTC transaction the authorized share capital of the Company was increased to 50,000 common shares with a par value of $0.001. As a result, the number of outstanding shares of BTC as at January 19, 1999 is computed as follows:


                                                              NUMBER OF
                                                               SHARES
-----------------------------------------------------------------------
Existing outstanding shares of BTC, January 19, 1999            1,050
Share transactions related to the business combination

  ISSUED TO ISN SHAREHOLDERS                                    9,085
-----------------------------------------------------------------------
OUTSTANDING COMMON SHARES AT JANUARY 19, 1999                  10,135
=======================================================================


TO MARCH 31, 1999


                                                                    NUMBER         COMMON STOCK AND
                                                                   OF SHARES        PAID-IN CAPITAL
                                                                                           $
---------------------------------------------------------------------------------------------------
BALANCE JANUARY 19, 1999                                            10,135              2,133
Shares issued for cash, net of subscription receivable               5,038              8,462
Shares cancelled                                                      (700)                --
Shares issued on acquisition of Sportsmark Group of Companies        1,500              2,625
Shares issued on acquisition of Pickem Sports, Inc.                  1,868              3,269
Deferred compensation related to stock options                          --                469
Options granted for services                                            --                632
Share issuance costs                                                    --               (463)
---------------------------------------------------------------------------------------------------
BALANCE MARCH 31, 1999                                              17,841             17,127
---------------------------------------------------------------------------------------------------


              Included in the shares outstanding as at March 31, 1999 are 561 shares to be issued for which all consideration has been received and which no other contingencies exist.

              STOCK OPTIONS

              Generally, options are granted by the Company's Board of Directors at an exercise price of not less than the fair market value of the Company's common stock at the date of grant. Options are generally granted with a term of five years from the date of issuance. Option vesting is varied ranging from the date of issuance to 2 years. The exercise price for options granted prior to the transaction with BTC was equal to the price of shares issued through private placements in effect at the date of grant. Subsequent to the transaction with BTC, the exercise price for options remained equal to the private placement price, which represented a discount to the quoted market price.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 6.       SHAREHOLDERS' EQUITY (CONT'D...)

              During the period ended March 31, 1999, the Company issued 970 options to parties other than employees and directors for services rendered. The fair value of these options of $632 was charged to operations.

              STOCK OPTION ACTIVITY

              The following table summarizes the Company's stock option activity:


================================================================================
                                                 NUMBER OF     WEIGHTED AVERAGE
                                                  SHARES        EXERCISE PRICE
--------------------------------------------------------------------------------
Balance at inception and April 30, 1998                    -       $     -

Options granted and assumed                            3,415          1.51
Options exercised                                         50           .80
                                                 -----------       -------

March 31, 1999                                         3,365       $  1.52
================================================================================


              The following table summarizes information about options outstanding and options exercisable at March 31, 1999:


==============================================================================================================
                         OPTIONS OUTSTANDING                                       OPTIONS EXERCISABLE
---------------------------------------------------------------------    -------------------------------------
                                                  WEIGHTED AVERAGE
                              OPTIONS           REMAINING CONTRACTUAL      OPTIONS            WEIGHTED AVERAGE
EXERCISE PRICE              OUTSTANDING                LIFE              EXERCISABLE           EXERCISE PRICE
--------------              -----------         ---------------------    -----------           ----------------

$        0.40                   575                    5.0 years              575               $    0.40
         1.75                 2,790                    4.7 YEARS            2,200                    1.75
---------------------------------------------------------------------------------------------------------
$  0.40 - 1.75                3,365                    4.8 years            2,775               $    1.47
==============================================================================================================


              Subsequent to period end, 450 options were granted. The intrinsic value of the options at the date of grant was $1,277. These options vest at various intervals through June 2001. An officer of the Company received 100 of these options. The officers' options had an exercise price of $4.28, vest periodically through December 1, 2000 and had an intrinsic value of $285.

              DEFERRED COMPENSATION

              The Company recorded aggregate deferred compensation of $469 during the period ended March 31, 1999. The amount recorded represents the difference between the grant price and the fair value of the Company's common stock for shares subject to options granted in fiscal 1999. Options granted below fair market value and the associated weighted average exercise price per share were 150 and $1.75 during fiscal 1999. The amortization of deferred compensation will be charged to operations over the vesting period of the options, which is 2 years. Total amortization recognized in fiscal 1999 was $20. No options were granted in fiscal 1998.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 6.       SHAREHOLDERS' EQUITY (CONT'D...)

              PRO FORMA DISCLOSURE

              The Company follows the intrinsic value method in accounting for its stock options. Had compensation cost been recognized based on the fair value at the date of grant from options granted in fiscal 1999, the pro forma amounts of the Company's net loss and net loss per share for fiscal 1999 would have been as follows:

              Net loss as reported                                  $(3,514)
              Net loss - pro forma                                  $(5,559)
              Basic and diluted loss per share as reported          $ (0.45)
              Basic and diluted loss per share - pro forma          $ (0.71)

              The fair value for each option granted was estimated at the date of grant using a Black-Scholes option pricing model, assuming no expected dividends and the following weighted average assumptions:


              Average risk-free interest rates                  5.0%
              Average expected life (in years)                  5.0
              Volatility factor                                75.0%


              The weighted average fair value of options granted during fiscal 1999 was $1.25.

NOTE 7.       INCOME TAXES

              Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

              A reconciliation of the combined federal and state income tax expense to the Company's income tax expense is as follows:


=============================================================================================================

                                                                              MARCH 31,             APRIL 30,
                                                                                1999                   1998
-------------------------------------------------------------------------------------------------------------
Tax recovery at combined federal and state rates                              $  (1,196)            $   (218)

Higher effective rate attributable to income taxes of other countries         $    (386)            $    (70)

Tax effect of expenses that are not deductible for income tax purposes              714                   33

Valuation allowance                                                                 868                  255
                                                                              ---------             --------

                                                                              $       -             $      -
=============================================================================================================


              At March 31, 1999, the Company had net operating loss carryforwards of approximately $2,497. Substantially all of these carryforwards relate to the Canadian subsidiaries and will begin to expire at various times starting in 2004.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 7.       INCOME TAXES (CONT'D...)

              Significant components of the Company's deferred income tax assets are approximately as follows:


=================================================================================================

                                                                MARCH 31,             APRIL 30,
                                                                  1999                   1998
-------------------------------------------------------------------------------------------------
Net operating loss carryforwards                            $       2,497         $         570
                                                             ============          ============

Total deferred income tax assets                            $       1,123         $         255

Valuation allowance for deferred income tax assets                 (1,123)                 (255)
                                                              ------------          -----------

Net deferred income tax assets                              $           -         $           -
=================================================================================================


              A continuity of the valuation allowance is as follows:


==============================================================================================


                                                              MARCH 31,             APRIL 30,
                                                                1999                   1998
----------------------------------------------------------------------------------------------
Opening balance                                           $         255         $           -

Valuation allowance on deferred income tax asset                    868                   255
                                                          -------------         -------------

Closing balance                                           $       1,123         $         255
==============================================================================================


              Deferred income tax credits at March 31, 1999 reflect the differences between the financial reporting and tax values of the purchased intangibles. The deferred tax recovery in the consolidated statement of operations and comprehensive loss relates to the amortization of the deferred income tax liability which resulted from the Company's acquisitions during 1999.

NOTE 8.       RELATED PARTY TRANSACTIONS

              During the period ended April 30, 1998, the Company paid or accrued approximately $49,000 of consulting fees for financial services provided by one of the Company's directors and $54,000 of wages to the Company's Chief Executive Officer, who is also one of the Company's directors and largest shareholder.

              One of the Company's shareholders has, from time to time, paid directly to third party vendors certain of the Company's expenditures. These amounts paid on behalf of the Company are recorded as non-cash reductions of accounts payable. During the eleven-month period ended March 31, 1999 and the period ended April 30, 1998, an officer and director of the Company received approximately 93,000 and 130,000 shares of the Company's common stock in exchange for amounts owed for expenditures made on behalf of the Company, which approximated $37,000 and $33,000, respectively.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
================================================================================

NOTE 9.       COMMITMENTS

              The Company leases premises, office equipment and an automobile under the terms of operating leases. The leases provide for future minimum annual lease payments as follows:


2000                                         $    187
2001                                               73
2002                                               18
2003                                                5
2004 and thereafter                                 -
                                             --------
                                             $    283


NOTE 10.      COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

              The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the March 31, 1999 consolidated financial statements.

NOTE 11.      GOING CONCERN

              For the six months ended September 30, 1999 the Company has realized a net decrease in cash and cash equivalents of $1,631, which equates to 56% of the March 31, 1999 balance and has a working capital deficiency of $169. Significant cash expenditures have been made related to the acquisition of Ultimate Sports Publishing division and Innovation Partners Inc. (d/b/a Sportsbuff), other capital expenditures and substantially increased operating costs.

              The Company is in an extremely competitive industry and it will require substantial capital from outside sources in order to complete its business plan. The Company anticipates that it will continue to generate financial losses for the foreseeable future. In the event the Company is unsuccessful in securing outside capital, it may be required to curtail or cease operations altogether. As a result, substantial doubts exist regarding the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    CONSOLIDATED FINANCIAL STATEMENTS

                                    INTERNET SPORTS NETWORK, INC.

                                    (UNAUDITED)

                                    DECEMBER 31, 1999

INTERNET SPORTS NETWORK, INC.
CONSOLIDATED BALANCE SHEET

                                                                                          (unaudited)        (unaudited)
                                                                                          December 31,        March 31,
                                                                                              1999              1999
ASSETS
           Current
             Cash and cash equivalents                                                    $   518,000       $ 2,928,000
             Receivables, net                                                                 404,000           182,000
             Prepaid royalties (note 4)                                                     2,000,000               -0-
             Prepaid expenses                                                                 155,000            29,000
                                                                                  --------------------------------------
                                                                                            3,077,000         3,139,000

           Equipment, net (note 3)                                                            400,000            84,000
           Prepaid royalties (note 4)                                                       3,000,000               -0-
           Deferred charges (note 4)                                                       14,213,000               -0-
           Other deferred charges                                                              47,000               -0-

           Purchased intangibles, net (note 2)                                             11,060,000         9,637,000
           Goodwill, net (note 2)                                                           3,929,000         3,855,000
                                                                                  --------------------------------------
                                                                                         $ 35,726,000      $ 16,715,000
                                                                                  ======================================

LIABILITIES AND SHAREHOLDERS' EQUITY

           Current
             Accounts payable                                                             $   321,000        $  171,000
             Accrued liabilities                                                              393,000           137,000
             Accrued consulting fees                                                          200,000               -0-
             Deferred revenue                                                                 255,000               -0-
             Accrued prize commitments                                                        350,000            31,000
             Loan payable and accrued interest (note 5)                                     1,048,000               -0-
                                                                                  --------------------------------------
                                                                                            2,567,000           339,000
           Convertible promissory note (note 6)                                             5,000,000               -0-
           Deferred income taxes (note 8)                                                   3,929,000         3,855,000
                                                                                  --------------------------------------
                                                                                           11,496,000         4,194,000
                                                                                  --------------------------------------
           Commitments (notes 4 and 10)

           Shareholders' equity (note 7)
             Common stock and additional paid-in capital, $0.001 par value
               50,000,000 shares authorized
               24,518,000 outstanding (March 31, 1999 - 17,841,000)                        52,601,000        17,127,000
               Share subscription receivable for 534,000 shares subscribed                  (294,000)               -0-
               Deferred compensation                                                      (8,695,000)         (449,000)
               Accumulated deficit                                                       (19,382,000)       (4,157,000)
                                                                                  --------------------------------------
                                                                                           24,230,000        12,521,000
                                                                                  --------------------------------------
                                                                                         $ 35,726,000      $ 16,715,000
                                                                                  ======================================

INTERNET SPORTS NETWORK, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE LOSS

                                                          (unaudited)       (unaudited)       (unaudited)      (unaudited)
                                                          Nine Months       Nine Months      Three Months      Three Months
                                                            Ending            Ending            Ending            Ending
                                                         December 31,       January 31,      December 31,      January 31,
                                                             1999              1999              1999              1999
REVENUE                                                      $ 3,616,000         $  84,000       $ 1,755,000        $  15,000
                                                       -----------------------------------------------------------------------
EXPENSES
       Prize commitments and other direct costs                2,036,000           132,000         1,116,000           58,000
       Salaries and benefits                                   1,790,000           241,000           869,000          106,000
       Consulting fees                                         1,020,000           370,000           504,000          324,000
       Advertising                                               299,000           323,000            71,000           20,000
       General and administrative                              1,705,000           232,000           609,000           25,000
       Depreciation                                              141,000            10,000            76,000            3,000
       Amortization of purchased intangibles                   5,590,000               -0-         2,150,000              -0-
       Amortization of goodwill                                2,065,000               -0-           780,000              -0-
       Options granted for services provided                   1,531,000               -0-           386,000              -0-
       Amortization of stock compensation                      3,853,000               -0-         2,003,000              -0-
       Amortization of deferred charges                          633,000               -0-           408,000              -0-
       Financing fees                                            147,000               -0-           147,000              -0-
       Recapitalization and due diligence costs                   96,000           496,000               -0-          496,000
                                                       -----------------------------------------------------------------------

       Total expenses                                         20,906,000         1,804,000         9,119,000        1,032,000
                                                       -----------------------------------------------------------------------

Net loss before income taxes                                 (17,290,000)       (1,720,000)       (7,364,000)      (1,017,000)

Deferred income tax recovery                                  (2,065,000)              -0-          (780,000)             -0-
                                                       -----------------------------------------------------------------------

Net loss and comprehensive loss                              (15,225,000)       (1,720,000)       (6,584,000)      (1,017,000)
                                                       =======================================================================

NET LOSS PER SHARE                                            $   (0.78)        $   (0.25)        $   (0.32)       $   (0.12)
                                                       =======================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING                           19,637,000         7,008,000        20,817,000        8,444,000
                                                       =======================================================================

INTERNET SPORTS NETWORK, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS'
EQUITY
(Unaudited)

                                                                    Common
                                                                    Stock and
                                                                    Additional
                                                   Number           Paid in          Deferred      Accumulated
                                                   of Shares        Capital          Compensation  Deficit          Total
                                                   ---------        -------          ------------  -------          -----
Balance at March 31, 1999                          17,841,000       17,127,000        (449,000)    (4,157,000)      12,521,000

Shares issued on acquisition of Ultimate
Sports Publishing                                     125,000          750,000              -0-            -0-         750,000

Shares issued in acquisition of Innovation
Partners Inc.                                         616,000        4,066,000              -0-            -0-       4,066,000

Shares issued for cash                              1,053,000        1,708,000              -0-            -0-       1,708,000

Shares issued for promotion rights                  4,299,000       13,234,000              -0-            -0-      13,234,000

Shares issued in exchange for service                  50,000           88,000              -0-            -0-          88,000

Shares issued for subscription receivable             534,000          294,000              -0-            -0-         294,000

Options related to deferred compensation                  -0-       12,099,000      (12,099,000)           -0-             -0-

Options granted for services provided                     -0-        1,531,000              -0-            -0-       1,531,000

Warrants issued for promotion and financing               -0-        1,806,000              -0-            -0-       1,806,000

Amortization of deferred compensation
Related to stock options                                  -0-              -0-        3,853,000            -0-       3,853,000

Share issuance costs                                      -0-        (102,000)              -0-            -0-       (102,000)

Net loss                                                  -0-              -0-              -0-   (15,225,000)    (15,225,000)
                                               --------------------------------------------------------------------------------

Balance at December 31, 1999                       24,518,000       52,601,000      (8,695,000)   (19,382,000)      24,524,000
                                               --------------------------------------------------------------------------------

Less share subscription receivable                                                                                   (294,000)
                                                                                                               ----------------

Total Shareholders' Equity at December 31, 1999                                                                     24,230,000
                                                                                                               ----------------

INTERNET SPORTS NETWORK, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                         (unaudited)            (unaudited)
                                                                   Nine Months Ended      Nine Months Ended
                                                                   December 31, 1999       January 31, 1999
                                                                   -----------------       ----------------
OPERATING ACTIVITIES
Net loss                                                             $   (15,225,000)       $    (1,720,000)
Adjustment to reconcile net loss to
    net cash used in operating activities:
Depreciation                                                                 141,000                 10,000
Amortization of purchased intangibles                                      5,590,000                    -0-
Amortization of goodwill                                                   2,065,000                    -0-
Options granted for service                                                1,531,000                    -0-
Amortization of stock compensation                                         3,853,000                    -0-
Amortization of deferred charges                                             780,000                    -0-
Shares issued for services                                                    88,000                340,000
Deferred income tax recovery                                              (2,065,000)                   -0-
Changes in other operating assets and liabilities:
  (Increase) decrease in receivables                                        (198,000)                26,000
  (Increase) decrease in prepaid expenses                                   (126,000)                25,000
  Increase in prepaid royalties                                           (5,000,000)                   -0-
  Increase (decrease) in accounts payable                                   (200,000)                11,000
  Increase in accrued liabilities                                            800,000                 88,000
  Increase in deferred revenue                                               255,000                    -0-
                                                             -----------------------------------------------
Net cash used in operating activities                                     (7,711,000)            (1,220,000)
                                                             -----------------------------------------------

INVESTING ACTIVITIES
Purchase of Ultimate Sports Publishing                                      (860,000)                   -0-
Purchase of Sportsbuff                                                    (1,000,000)                   -0-
Cash acquired with Sportsbuff                                                 36,000                    -0-
Purchase of intangibles                                                      (60,000)                   -0-
Purchase of equipment                                                       (421,000)               (11,000)
                                                             -----------------------------------------------
Net cash used in investing activities                                     (2,305,000)               (11,000)
                                                             -----------------------------------------------

FINANCING ACTIVITIES

Proceeds from sale of capital stock, net of share issuance
          costs $ 102,000 (1998 - $ 4,000)                                 1,606,000              1,364,000
Proceeds from convertible promissory note                                  5,000,000                    -0-
Proceeds from loan payable                                                 1,250,000                    -0-
Payment of loan payable                                                    (250,000)                    -0-
                                                             -----------------------------------------------
Net cash provided by financing activities                                  7,606,000              1,364,000
                                                             -----------------------------------------------
Net increase (decrease) in cash and cash equivalents                     (2,410,000)                133,000
Cash and cash equivalents:
  Beginning of period                                                      2,928,000                  9,000
                                                             -----------------------------------------------
  End of period                                                         $    518,000           $    142,000
                                                             ===============================================

INTERNET SPORTS NETWORK, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS (CONT'D)

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:


                                                                         (unaudited)            (unaudited)
                                                                   Nine Months Ended      Nine Months Ended
                                                                   December 31, 1999       January 31, 1999
                                                                   -----------------       ----------------
INVESTING ACTIVITIES
Net assets of Ultimate Sports Publishing acquired for shares          $     (750,000)                   -0-
Net assets of Sportsbuff acquired for shares                              (4,066,000)                   -0-
Goodwill on Sportsbuff                                                    (2,138,000)                   -0-
Deferred Tax on Sportsbuff                                                 2,138,000                    -0-

FINANCING ACTIVITIES
Shares issued on acquisition of Ultimate Sports Publishing                   750,000                    -0-
Shares issued on acquisition of Sportsbuff                                 4,066,000                    -0-
Shares issued for subscription receivable                                    294,000                    -0-
Deferred compensation                                                     12,099,000                    -0-
Shares issued for promotion rights                                        13,234,000                    -0-

Cash interest paid                                                        $       10                    -0-
                                                             ===============================================
Cash taxes paid                                                           $      -0-                    -0-
                                                             ===============================================

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                   For the nine months ended December 31, 1999

================================================================================



NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three- and nine-month periods ended December 31, 1999 are not necessarily indicative of the results that may be expected for the year ended March 31, 2000.

        The balance sheet at March 31, 1999 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

        The comparative figures shown in the consolidated statement of operations and comprehensive loss and consolidated statement of cash flows are for the periods ending January 31, 1999. The comparative fiscal period started on May 1, 1998, while the current fiscal year started on April 1, 1999, as a result of the Company changing its year end from April 30 to March 31 as part of the recapitalization in January of 1999. These comparative figures are comparable to those that would be presented for the periods ending December 31, 1998 as there is no significant seasonal impact, except for the acquisition costs of $496,000 which relate to transactions in January, 1999. The comparative results have not been recast to December 31, 1998 as it is not practical, and would not provide significant additional information.

        The Company has incurred a loss of $15,225,000 for the nine months ended December 31, 1999, expects to continue to incur losses into the future and has a working capital deficiency as at December 31, 1999 of $1,490,000 after deducting the prepaid royalty amount. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon, among other things, the ability of the Company to raise additional financing. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

        PURCHASED INTANGIBLES AND GOODWILL

        Purchased intangibles consist primarily of software, licenses, customer lists, trademarks and contest agreements. Purchased intangibles of approximately $11,060,000 are stated net of total accumulated amortization of $6,181,000 at December 31, 1999 in the accompanying consolidated balance sheet. Purchased intangibles are being amortized on a straight-line basis principally over two years.

        Goodwill of approximately $3,929,000 is stated net of total accumulated amortization of $2,301,000 at December 31, 1999 in the accompanying consolidated balance sheet. Goodwill is being amortized on a straight-line basis principally over two years.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                   For the nine months ended December 31, 1999

================================================================================



NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONT'D....)

        EQUIPMENT

        Equipment is recorded at cost. Amortization is provided over the estimated useful life of the asset using the declining balance basis at the following rates:

            Computer software                        100%
            Office equipment and furniture            20%
            Computer equipment                        30%


NOTE 2. BUSINESS COMBINATIONS

        Effective June 22, 1999, the Company acquired certain assets of National Publisher Services consisting of the Ultimate Sports Publishing division.("Ultimate Sports"). Ultimate Sports publishes annual sports magazines.

        Effective June 30, 1999, the Company acquired 100% of the shares of Innovation Partners Inc, (d/b/a Sportsbuff), ("Sportsbuff"). The business of Sportsbuff is to conduct and administer sports contest services for its clients.

        The transactions are summarized as follows:

        ============================================================================================
                                                                        As at                  As at
                                                               June 22, 1999,         June 30, 1999,
                                                              Ultimate Sports             Sportsbuff
        --------------------------------------------------------------------------------------------
        Net assets acquired at fair values:
        Working capital                                          $         -0-        $   (314,000)
        Equipment                                                          -0-              36,000
        Purchased intangibles                                       1,610,000            5,344,000
        Goodwill                                                           -0-           2,138,000
        Deferred income taxes                                              -0-          (2,138,000)
                                                                  ------------         -----------
                                                                 $  1,610,000         $  5,066,000
                                                                 ------------         ------------
        Funded by:
        Cash                                                     $    860,000         $  1,000,000
        Shares of common stock                                        750,000            4,066,000
                                                                  -----------          -----------
                                                                 $  1,610,000         $  5,066,000
        ============================================================================================


        Purchased intangibles related to the acquisition of Sportsbuff consists of developed contest software, licenses, participant lists, customer lists, trademarks and domain names.

        Purchased intangibles related to the acquisition of Ultimate Sports consist of trademarks, customer contracts, client lists, and domain names.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                   For the nine months ended December 31, 1999

================================================================================

NOTE 3. EQUIPMENT

        Equipment consists of the following:

        ==================================================================
                                                      DECEMBER  31,
                                                           1999
        ------------------------------------------------------------------
        Computer equipment and software               $      428,000
        Office equipment and furniture                       144,000
                                                      --------------
                                                             572,000

        Less accumulated depreciation                       (172,000)
                                                      ---------------
        Equipment, net                                $      400,000
        ==================================================================

NOTE 4. DEFERRED CHARGES AND PREPAID ROYALTIES

        BEER.COM
        --------
        On August 1, 1999, the Company entered into a five year agreement for the promotion rights to be the exclusive contest provider for Beer.com. In exchange for this exclusive agreement, the Company is granting Beer.com 1,000,000 common shares over the five year term. All 1,000,000 shares have been placed in escrow. 200,000 shares are owing at the start of each year of the contract, and distributed to Beer.com on each anniversary date of the contract. The minimum share obligation under this agreement (200,000 shares) have been recorded at the market value of the shares as at August 1, 1999 ($6.75 per share) as a deferred charge, and is being amortized over a one year period.

        SPORTSLINE.COM
        --------------
        On December 21, 1999, the Company entered into a four year agreement for the promotion rights for services for Sportsline.com, Inc. ("Sportsline"). In exchange for this agreement, the Company has granted Sportsline 4,099,000 common shares, and a Warrant to acquire up to 1,033,000 common shares at an exercise price of $2.90 per share. The shares have been recorded at the market value of the shares at December 21, 1999 ($2.90 per share), and the Warrant has been recorded at its fair value estimated at the date of grant using a Black-Scholes option pricing model ($1.56 per share underlying the Warrant) as a deferred charge, and is being amortized over the four year period.

        Shares issued to Beer.com            $ 1,350,000
        Shares issued to Sportsline           11,884,000
        Warrants issued to Sportsline          1,612,000
                                             -----------

        Total Deferred Charges                14,846,000
        Less Accumulated Amortization           (633,000)
                                             -----------
                                             $14,213,000
                                             ===========

        The Sportsline Agreement calls for minimum royalty payments as follows:

            Year 1                         $   2,000,000
            Year 2                             3,000,000
            Year 3                             5,000,000
            Year 4                             7,000,000
                                         ---------------
                                           $  17,000,000
                                         ===============

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                   For the nine months ended December 31, 1999

================================================================================

NOTE 4. DEFERRED CHARGES AND PREPAID ROYALTIES (CONT'D)

        The Company has prepaid the minimum royalty for each of the first two years of the agreement, totaling $5,000,000. Amortization of the current year's prepaid royalty is equal to the greater of (a) the amount calculated by using a straight line amortization over the twelve month period of the prepaid royalty, or (b) the amount that would be otherwise payable based on the actual royalty calculation. To the extent that the cumulative royalty payable for the respective twelve month period exceeds the prepaid royalty amount for that period the net excess is expensed in the period and is due to Sportsline through an incremental cash payment.

        In the event that the Company raises over $10,000,000 through a public sale of its common stock, the Company is required to pay Sportsline an amount equal to the lesser of (a) the next 12 month minimum royalty amount, or (b) 20% of the proceeds from the public sale of common stock. Any such payment will be treated as a prepayment towards the minimum royalty amounts payable.

NOTE 5. LOAN PAYABLE

        The loan payable is for a principal amount of $1,000,000 with interest calculated at 10% per annum. The loan is unsecured, and the principal and accrued interest are due on March 31, 2000.

NOTE 6  CONVERTIBLE PROMISSORY NOTE

        On December 21, 1999 the Company issued a Convertible Promissory Note ("Note") for $5,000,000, convertible at the holders option into common stock of the Company at a conversion price of $2.90 per share. The Note bears interest at the rate of 5% per annum, payable at maturity. The note has a term of four years. The Note can be converted into shares at the Company's option following a public offering providing gross proceeds to the Company of not less than $20,000,000, having an initial per share price to the public of not less than $5.00 per share.

NOTE 7. SHAREHOLDERS' EQUITY

        COMMON STOCK                                                                          COMMON
                                                                          NUMBER            STOCK AND
                                                                        OF SHARES     PAID-IN CAPITAL
                                                                         (`000's)           ($000's)
        ----------------------------------------------------------------------------------------------
        BALANCE MARCH 31, 1999                                             17,841            17,127
        Shares issued for cash                                              1,053             1,708
        Shares issued for subscription receivable                             534               294
        Shares issued on acquisition of Sportsbuff                            616             4,066
        Shares issued on acquisition of Ultimate Sports                       125               750
        Shares issued in exchange for promotion rights                      4,299            13,234
        Shares issued for services                                             50                88
        Deferred compensation related to stock options                          -            12,099
        Options granted for services                                            -             1,145
        Warrants granted for promotion rights                                   -             1,806
        Warrants granted for service                                            -               386
        Share issuance costs                                                                   (102)
        ----------------------------------------------------------------------------------------------
        BALANCE DECEMBER 31, 1999                                          24,518            52,601
        ==============================================================================================

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                   For the nine months ended December 31, 1999

================================================================================

NOTE 7. SHAREHOLDERS' EQUITY (CONT'D...)

        STOCK OPTIONS

        Generally, options are granted by the Company's Board of Directors at an exercise price of not less than the fair market value of the Company's common stock at the date of grant. Options are generally granted with a term of five years from the date of issuance. Option vesting is varied ranging from the date of issuance to 3 years.

        STOCK OPTION ACTIVITY

        The following table summarizes the Company's stock option activity:

        ===========================================================================================
                                                            NUMBER OF              WEIGHTED AVERAGE
                                                         SHARES (`000'S)             EXERCISE PRICE
        -------------------------------------------------------------------------------------------
        Balance at March 31, 1999                               3,365                   $    1.52

        Options granted and assumed                             4,035                   $    2.36
        Options cancelled                                        (735)                  $    4.15
        Options exercised                                        (575)                  $    0.40
                                                                ------

        December 31, 1999                                       6,090                   $    1.87
        ===========================================================================================

        The following table summarizes information about options outstanding and options exercisable at December 31, 1999:

        ============================================================================================
                              OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
        -------------------------------------------------------      -------------------------------
                                            WEIGHTED AVERAGE
                            OPTIONS       REMAINING CONTRACTUAL        OPTIONS      WEIGHTED AVERAGE
        EXERCISE PRICE    OUTSTANDING            LIFE                EXERCISABLE     EXERCISE PRICE
        --------------    -----------     ---------------------      -------------------------------
        $        0.40        1,850             4.6 years                  783          $     0.40
                 1.75        2,785             3.8 years                2,455                1.75
                 3.00          580             4.8 years                  117                3.00
                 3.25           20             2.7 years                   20                3.25
                 4.00          335             4.6 years                   -0-               4.00
                 4.08          100             4.5 years                   13                4.08
                 4.54          150             4.4 years                   -0-               4.54
                 4.76           15             4.5 years                    5                4.76
                 5.00           25             1.4 years                   25                5.00
                 6.00          204             4.6 years                   66                6.00
                 6.25            1             0.9 years                    1                6.25
                 7.00           25             1.4 YEARS                   25                7.00
        --------------------------------------------------------------------------------------------
        $  0.40 - 7.00       6,090             4.2 years                3,510          $     1.65
        ============================================================================================

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                   For the nine months ended December 31, 1999

================================================================================

NOTE 7. SHAREHOLDERS' EQUITY (CONT'D...)

        WARRANT ACTIVITY

        The following table summarizes the Company's warrant activity:

        ===========================================================================================
                                                            NUMBER OF              WEIGHTED AVERAGE
                                                       WARRANTS (`000'S)             EXERCISE PRICE
        -------------------------------------------------------------------------------------------
        Balance at March 31, 1999                                   -                           -

        Warrants granted                                        1,343                   $    3.17
        Warrants cancelled                                          -                           -
        Warrants exercised                                          -                           -
                                                                -----                    ----------

        December 31, 1999                                       1,343$                       3.17
        ============================================================================================

        The following table summarizes information about warrants outstanding and warrants exercisable at December 31, 1999:

        ============================================================================================

                            WARRANTS OUTSTANDING                           WARRANTS EXERCISABLE
        ------------------------------------------------------      --------------------------------
                                          WEIGHTED AVERAGE
                           WARRANTS      REMAINING CONTRACTUAL        WARRANTS      WEIGHTED AVERAGE
        EXERCISE PRICE    OUTSTANDING            LIFE               EXERCISABLE      EXERCISE PRICE
        --------------    -----------    ---------------------      --------------------------------
        $        2.18           80             1.8 years                   80          $     2.18
                 2.90        1,063             2.0 years                1,063                2.90
                 5.00          200             1.9 years                  200                5.00
        --------------------------------------------------------------------------------------------
        $  2.18 - 5.00       1,343             2.0 years                1,343          $     3.17
        ============================================================================================


        DEFERRED COMPENSATION

        The Company recorded aggregate deferred compensation of $8,695,000 during the nine months ended December 31, 1999. The amount recorded represents the difference between the grant price and the fair value of the Company's common stock for shares subject to options granted during the period. Options granted below fair market value and the associated weighted average exercise price per share were 2,300 and $1.15 during the period. The amortization of deferred compensation is charged to operations over the vesting period of the options, which ranges from 15 months to 3 years. Total amortization recognized in the nine months ending December 31, 1999 was $3,853,000.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                   For the nine months ended December 31, 1999

================================================================================

NOTE 7. SHAREHOLDERS' EQUITY (CONT'D...)

        PRO FORMA DISCLOSURE

        The Company follows the intrinsic value method in accounting for its stock options. Had compensation cost been recognized based on the fair value at the date of grant, the pro forma amounts of the Company's net loss and net loss per share for the nine months ended December 31, 1999 would have been as follows:

        Net loss as reported                            $ (15,225)
        Net loss - pro forma                            $ (15,936)
        Basic and diluted loss per share as reported    $   (0.78)
        Basic and diluted loss per share - pro forma    $   (0.81)

        The fair value for each option granted was estimated at the date of grant using a Black-Scholes option pricing model, assuming no expected dividends and the following weighted average assumptions:

        Average risk-free interest rates                  5.0%
        Average expected life (in years)                  5.0
        Volatility factor                                98.5%

        The weighted average fair value of options granted during the nine month period was $5.08.

NOTE 8. INCOME TAXES

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

        A reconciliation of the combined federal and state income tax expense to the Company's income tax expense is as follows:

        ========================================================================================
                                                                                   DECEMBER 31,
                                                                                        1999
        ----------------------------------------------------------------------------------------
        Tax recovery at combined federal and state rates                          $  (5,515,000)
        Higher effective rate attributable to income taxes of other countries     $  (1,782,000)
        Tax effect of expenses that are not deductible for income tax purposes        5,832,000
        Valuation allowance                                                           1,465,000
                                                                                  -------------

                                                                                  $           -
        ========================================================================================

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                   For the nine months ended December 31, 1999

================================================================================

NOTE 8. INCOME TAXES (CONT'D...)

        At December 31, 1999, the Company had net operating loss carryforwards of approximately $5,967,000. Substantially all of these carryforwards relate to the Canadian subsidiaries and will begin to expire at various times starting in 2004.

        Significant components of the Company's deferred income tax assets are approximately as follows:

        ========================================================================================

                                                                                   DECEMBER 31,
                                                                                        1999
        ----------------------------------------------------------------------------------------
        Net operating loss carryforwards                                          $   5,967,000
                                                                                   ============

        Total deferred income tax assets                                          $   2,588,000

        Valuation allowance for deferred income tax assets                           (2,588,000)
                                                                                    ------------

        Net deferred income tax assets                                            $           -
        ========================================================================================

        A continuity of the valuation allowance is as follows:

        ========================================================================================

                                                                                   DECEMBER 31,
                                                                                        1999
        ----------------------------------------------------------------------------------------
        Balance at March 31, 1999                                                 $   1,123,000

        Valuation allowance on deferred income tax asset                              1,465,000
                                                                                  -------------

        Closing balance                                                           $   2,588,000
        ========================================================================================

        Deferred income tax credits at December 31, 1999 reflect the differences between the financial reporting and tax values of the purchased intangibles. The deferred tax recovery in the consolidated statement of operations and comprehensive loss relates to the amortization of the deferred income tax liability which resulted from the Company's acquisitions of Sportsmark, Pickem and Sportsbuff.

NOTE 9. RELATED PARTY TRANSACTIONS

        During the nine months ended December 31, 1999, the Company paid or accrued approximately $46,000 of consulting fees for financial services provided a former director of the Company. Total compensation paid to directors for their duties as employees of the Company during the nine months ended December 31, 1999 was $95,000. Also, $16,000 of wages and $60,000 termination payment was paid to the Company's former Chief Executive Officer and former director.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                   For the nine months ended December 31, 1999

================================================================================

NOTE 10.COMMITMENTS

        The Company leases premises and office equipment under the terms of operating leases. The leases provide for future minimum annual lease payments as follows:

            2000                                      $           187
            2001                                                   73
            2002                                                   18
            2003                                                    5
            2004 and thereafter                                     -
                                                      ---------------
                                                      $           283
                                                      ===============


NOTE 11.SEGMENT AND GEOGRAPHIC INFORMATION

        The Company operates in two operating segments across domestic and international markets, contest management and publishing. International sales, including export sales from the United States to Canada, represented approximately 14% of net sales for the nine months ended December 31, 1999. No other foreign country or geographic area accounted for more than 10% of net sales in any of the periods presented. There were no transfers between geographic areas during the period ended December 31, 1999. Capital assets and purchased intangibles in the United States equal approximately $50,000. The remaining capital assets and purchased intangibles are in Canada.

        The Company entered into the publishing segment through its acquisition of Ultimate Sports Publishing in June, 1999 (Note 2). There have been no material changes in assets relating to the publishing segment since that time.

                                                          Contest
                                                       Management        Publishing            Total
                                                       ----------        ----------            -----
        Revenue                                       $ 2,565,000        $1,051,000      $ 3,616,000
        Amortization of purchased intangibles           5,172,000           419,000        5,591,000
        Amortization of Goodwill                        2,065,000                 0        2,065,000
        Expenses                                        3,346,000           774,000        4,120,000
                                                        ---------           -------        ---------
                                                     $ (8,018,000)       $ (142,000)      (8,160,000)
                                                     ------------        ----------
        Corporate Expenses                                                                 9,130,000
                                                                                           ---------
        Net loss before tax                                                             $(17,290,000)
                                                                                        ============


        Contest management revenues are earned primarily from fees from consumers who pay to enter sports contests (58% of contest management sector revenues) and fees from companies that license the contest applications (42% of contest management sector revenues). Publishing revenues are earned primarily from newstand sales (89% of publishing revenues) and advertising within the publications (11% of publishing revenues).